Exhibit 4.3

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 17, 2014, by and among Audatex North America, Inc., a Delaware corporation (the “Issuer”), the guarantors set forth on the signature page hereto (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 2, 2013, providing for the issuance of an unlimited aggregate principal amount of 6.00% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture, dated as of November 5, 2013, providing for the issuance of $510,000,000 in aggregate principal amount of additional Notes, having identical terms as the Initial Notes (the “November 2013 Notes”);

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture, dated as of June 2, 2014, providing for the issuance of $150,000,000 in aggregate principal amount of additional Notes, having identical terms as the Initial Notes (the “June 2014 Notes”);

WHEREAS, Section 9.01(7) of the Indenture provides that additional Notes may be created and issued from time to time by the Issuer without notice or consent of the Holders, and the Indenture further provides that such additional Notes shall be treated as a single class with the Initial Notes for all purposes under the Indenture and shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $175,000,000 in aggregate principal amount of additional Notes, having identical terms as the Initial Notes (the “Additional Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)	Additional Notes. As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 104.50%, plus accrued interest from June 15, 2014 through the date of delivery. The Initial Notes, the November 2013 Notes, the June 2014 Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture. For all purposes of the Indenture, the term “Notes” shall include the Additional Notes.

(3)	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(4)	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5)	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

AUDATEX NORTH AMERICA, INC.

By:	/s/ Renato Giger
Name: Renato Giger
Title: Chief Financial Officer

GUARANTORS:

AUDATEX CANADA HOLDINGS, INC.

AUDATEX HOLDINGS, LLC

AUDATEX HOLDINGS, INC.

CLAIMS SERVICES GROUP, LLC

COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC

EXPLORE INFORMATION SERVICES, LLC

GTS SERVICES, LLC

HOLLANDER, LLC

HYPERQUEST, INC.

LICENSE MONITOR, INC.

LYNX SERVICES, LLC

PROPERTY CLAIMS SERVICES, INC.

SOLERA HOLDINGS, INC.

SOLERA, INC.

SOLERA INTEGRATED MEDICAL

SOLUTIONS, INC.

TITLE TECHNOLOGIES, INC.

By:	/s/ Renato Giger
Name: Renato Giger
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President